UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2025

HELIO CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-56744	92-0586004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2448 Sixth Street, Berkeley, California 94710
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 545-2666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation

On November 20, 2025, Helio Corporation (the “Company”) was notified via email by counsel to the holders of (i) the Company’s secured promissory note dated October 15, 2024, in the original principal amount of $400,000, bearing interest at 9.75% per annum, and (ii) the Company’s secured promissory note dated October 16, 2024, in the original principal amount of $500,000, bearing interest at 9.75% per annum.

The email asserted that the Company’s nonpayment of the two notes on their November 5, 2025 maturity date constitutes an event of default under the notes and stated that it constituted a “Notice of Default.” Each note contains a provision requiring written notice of default and a 15-day contractual cure period before any declared default becomes effective. The Company is reviewing the assertions made in the email, the applicable notice and cure provisions, and the Company’s rights under the notes.

The Company has been in communication with the holders of the two notes, as well as with certain of its other noteholders, regarding the timing of payments and potential modifications to outstanding obligations. No assurance can be given regarding the outcome of any such discussions.

Item 8.01 Other Events.

The Company has engaged a financial and strategic advisor to assist the Company in evaluating its capital structure and potential alternatives relating to its outstanding indebtedness. In connection with this engagement, the Company is in communication with the holders of certain of its outstanding notes regarding the status of those obligations and potential options that may be available. The Company has received preliminary indications of interest from certain noteholders regarding potential transaction structures it is evaluating; however, there are no verbal or written agreements or understandings between the Company and such holders at this time. There can be no assurance that any discussions will result in any transaction or that any such transaction, if pursued, will be completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIO CORPORATION

Date: November 26, 2025	By:	/s/ Gregory T. Delory
	Name:	Gregory T. Delory
	Title:	Chief Executive Officer

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